AGREEMENT AND PLAN OF MERGER

                                     between

                       EAST TEXAS FINANCIAL SERVICES, INC.

                                       and

                         GILMER FINANCIAL SERVICES, INC.

                          dated as of November 15, 1999

                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS

                                                                        Page

ARTICLE I  DEFINITIONS.....................................................2
ARTICLE II THE MERGER......................................................7
         2.1         The Corporate Merger..................................7
         2.2         Effective Time; Closing...............................7
         2.3         Treatment of Capital Stock............................8
         2.4         Shareholder Rights; Stock Transfers...................8
         2.5         Options...............................................8
         2.6         Exchange Procedures...................................9
         2.7         Dissenting Shares....................................10
         2.8         Additional Actions...................................11
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER......................11
         3.1         Capital Structure....................................11
         3.2         Organization, Standing and Authority of Seller.......11
         3.3         Ownership of Seller Subsidiaries.....................12
         3.4         Organization, Standing and Authority of Seller
                      Subsidiaries........................................12
         3.5         Authorized and Effective Agreement...................12
         3.6         Securities Documents and Regulatory Reports..........14
         3.7         Financial Statements.................................14
         3.8         Material Adverse Change..............................15
         3.9         Environmental Matters................................15
         3.10        Tax Matters..........................................15
         3.11        Legal Proceedings....................................16
         3.12        Compliance with Laws.................................16
         3.13        Certain Information..................................17
         3.14        Employee Benefit Plans...............................17
         3.15        Certain Contracts....................................18
         3.16        Brokers and Finders..................................19
         3.17        Insurance............................................19
         3.18        Properties...........................................19
         3.19        Labor................................................20
         3.20        Allowance for Loan Losses............................20
         3.21        Year 2000 Compliant..................................20
         3.22        Fairness Opinion.....................................21
         3.23        Disclosures..........................................21
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER........................21
         4.1.        Capital Structure....................................21
         4.2         Organization, Standing and Authority of Buyer........21
         4.3         Ownership of Buyer Subsidiaries......................22
         4.4         Organization, Standing and Authority of Buyer
                      Subsidiaries........................................22
         4.5         Authorized and Effective Agreement...................22

                                        i

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         4.6         Securities Documents and Regulatory Reports..........24
         4.7         Financial Statements.................................24
         4.8         Material Adverse Change..............................25
         4.9         Legal Proceedings....................................25
         4.10        Certain Information..................................25
         4.11        Brokers and Finders..................................25
         4.12        Ownership of Seller Common Stock.....................25
         4.13        Disclosures..........................................26
         4.14        Financial Resources..................................26
         4.15        Certain Information..................................26
         4.16        Year 2000 Compliant..................................26
ARTICLE V COVENANTS.......................................................27
         5.1         Reasonable Best Efforts..............................27
         5.2         Shareholder Meeting..................................27
         5.3         Regulatory Matters...................................27
         5.4         Investigation and Confidentiality....................28
         5.5         Press Releases.......................................29
         5.6         Business of the Parties..............................29
         5.7         Certain Actions......................................32
         5.8         Current Information..................................33
         5.9         Indemnification; Insurance...........................33
         5.10        Conforming Accounting and Reserve Policies;
                      Restructuring Expenses..............................35
         5.11        Employees and Employee Benefit Plans.................35
         5.12        Liquidation..........................................37
         5.13        Bank Merger..........................................37
         5.14        Organization of Merger Sub...........................38
         5.15        Integration of Policies..............................38
         5.16        Disclosure Supplements...............................38
         5.17        Failure to Fulfill Conditions........................38
ARTICLE VI CONDITIONS PRECEDENT...........................................38
         6.1         Conditions Precedent - Buyer and Seller..............38
         6.2         Conditions Precedent - Seller........................39
         6.3         Conditions Precedent - Buyer.........................40
ARTICLE VII TERMINATION, WAIVER AND AMENDMENT.............................41
         7.1         Termination..........................................41
         7.2         Effect of Termination................................42
         7.3         Survival of Representations, Warranties
                      and Covenants.......................................42
         7.4         Waiver...............................................43
         7.5         Amendment or Supplement..............................43
ARTICLE VIII MISCELLANEOUS................................................43
         8.1         Expenses; Termination Fees...........................43
         8.2         Entire Agreement.....................................44
         8.3         No Assignment........................................44
         8.4         Notices..............................................44
         8.5         Alternative Structure................................45

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         8.6         Interpretation.......................................45
         8.7         Counterparts.........................................45
         8.8         Governing Law........................................46
         8.9         Limitation on Liability..............................46
         8.10        Time of Essence......................................46
         8.11        Attorneys Fees.......................................46
         8.12        Severability.........................................46
         8.13        Delivery by Facsimile................................46
         8.14        Exhibits.............................................47
         8.15        Arbitration..........................................47


Exhibit A            Form of Voting Agreement
Exhibit B            Form of Plan of Liquidation
Exhibit C            Form of Bank Merger Agreement
Exhibit D            Form of Cancellation Agreement
Exhibit E            Form of Employment Agreement and Non-Competition Agreement

                          AGREEMENT AND PLAN OF MERGER


     Agreement and Plan of Merger (the "Agreement"), dated as of November 15, 1999, by and between East Texas Financial Services, Inc. ("Buyer"), a Delaware corporation, and Gilmer Financial Services, Inc. ("Seller") a Delaware corporation.

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Buyer and Seller have determined to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein; and

     WHEREAS, to effect the acquisition, Buyer will form a new interim corporation organized under the laws of the State of Delaware, which will be a wholly-owned direct subsidiary of Buyer ("Merger Sub"), and Merger Sub will be merged with and into Seller (the "Corporate Merger"), with Seller the surviving corporation and a wholly-owned subsidiary of Buyer (the "Surviving Corporation"). Immediately upon the Corporate Merger becoming effective, the Surviving Corporation will adopt a plan of complete liquidation substantially in the form attached hereto as Exhibit B (the "Plan of Liquidation"), pursuant to which the Surviving Corporation will merge with and into Buyer (the "Liquidation"). Immediately thereafter, Gilmer Savings Bank, FSB ("Seller Bank"), a federally-chartered savings bank and a wholly-owned subsidiary of Seller, will be merged (the "Bank Merger") with and into First Federal Savings and Loan Association of Tyler ("Buyer Bank"), a federally-chartered savings institution and a wholly-owned subsidiary of Buyer, with Buyer Bank the surviving bank, pursuant to a plan of merger substantially in the form attached hereto as Exhibit C (the "Bank Merger Agreement") (the Corporate Merger, the Liquidation and the Bank Merger are sometimes hereinafter collectively referred to as the "Merger");

     WHEREAS, as a condition to, and simultaneously with, the execution of this Agreement, Buyer and the directors of Seller will enter into Voting Agreements in the form attached hereto as Exhibit A;

     WHEREAS, the respective boards of directors of Buyer and Seller have approved the Corporate Merger, this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and in accordance with applicable statutes of the State of Delaware; and

     WHEREAS,   the  parties   desire  to  provide  for  certain   undertakings,
conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises and the warranties, representations, mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


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                                    ARTICLE I
                                   DEFINITIONS

     The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

     "Acquisition Proposal" shall have the meaning set forth in Section 5.7(b) hereof.

     "Best Efforts" means the taking of all reasonable steps to cause or prevent any event or condition which would have been taken in similar circumstances by a reasonably prudent business person engaged in a similar business for the advancement or protection of his own economic interest in light of the consequences of failure to cause or prevent the occurrence of such event or condition.

     "Buyer Common Stock" shall mean the common stock, par value $0.01 per share, of Buyer.

     "Buyer Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of September 30, 1998, 1997 and 1996 and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer for each of the three years ended September 30, 1998, 1997 and 1996, as filed by Buyer in its Securities Documents, and (ii) the consolidated balance sheets (including related notes and schedules, if any) of Buyer and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer included in Securities Documents filed by Buyer with respect to the periods ended subsequent to September 30, 1998.

     "Buyer Options" shall mean options to purchase shares of Buyer Common Stock granted pursuant to the Buyer Option Plan.

     "Buyer Option Plan" shall mean the Stock Option and Incentive Plan of Buyer, as amended and as in effect as of the date hereof.

     "Buyer Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of Buyer.

     "Cause" shall mean termination because of the employee's material personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

     "Certificate of Merger" shall have the meaning set forth in Section 2.2 hereof.

     "Closing" shall have the meaning set forth in Section 2.2 hereof.

     "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

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     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "CRA" shall mean the Community Reinvestment Act, as amended.

     "Dissenting Shares" shall have the meaning set forth in Section 2.7 hereof.

     "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

     "DOJ" shall mean the United States Department of Justice.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Corporate Merger.

     "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable and applicable state and local laws, and (ii) any applicable common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 2.6 hereof.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

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     "FDIC"  shall  mean  the  Federal  Deposit  Insurance  Corporation  or  any successor thereto.

     "FHLB" shall mean the Federal Home Loan Bank of Dallas.

     "GAAP" shall mean generally accepted accounting principles in effect on the date thereof.

     "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "HOLA" shall mean the Home Owners' Loan Act, as amended.

     "IRS" shall mean the Internal Revenue Service or any successor thereto.

     "Knowledge" or "known" - An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter or (ii) a prudent individual possessing the requisite knowledge and experience could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer (or in any similar capacity) of the corporation or bank, has, or at any time had, knowledge of such fact or other matter. Neither party is understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statement qualified as "known" by, or to the "knowledge" of such party.

     "Material Adverse Effect" shall mean, with respect to any party, any effect that is material and adverse to the financial condition, results of operations or business of that party and its Subsidiaries taken as whole, or that materially impairs the ability of any party to consummate the Corporate Merger, the Liquidation, the Bank Merger or any of the other transactions contemplated by this Agreement. Material Adverse Effect shall not, however, be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in GAAP that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby, or (e) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

     "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Merger Sub" shall mean a Delaware corporation to be organized as a subsidiary of Buyer.

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     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Previously Disclosed" shall mean disclosed (i) in a disclosure schedule delivered on or prior to the date hereof from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a supplement to the disclosure schedule dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.16 hereof.

     "Proxy Statement" shall mean the proxy statement to be delivered to shareholders of Seller in connection with the solicitation of their approval of this Agreement and the Corporate Merger contemplated herein.

     "Liquidation  Surviving  Corporation"  shall have the  meaning set forth in
Section 5.12 hereof.

     "Merger Consideration" shall have the meaning set forth in Section 2.3(d) hereof.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, and, with respect to Seller, shall also mean information as stated in its audited financial statements, as reported in its quarterly reports to the OTS, or as provided to stockholders after March 31, 1999.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Seller Bank 401(k)" shall mean the 401(k) Savings Plan of the Seller Bank, as amended and as in effect as of the date hereof.

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     "Seller  Common  Stock"  shall mean the common  stock,  par value $0.01 per share, of Seller.

     "Seller Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

     "Seller ESOP" shall mean the Seller Employee Stock Ownership Plan and Trust, as in effect as of the date hereof.

     "Seller Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Seller as of June 30, 1999, 1998 and 1997 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended June 30, 1999, 1998 and 1997 as filed or set forth by Seller in its Securities Documents, and (ii) the consolidated balance sheets of Seller (including related notes and schedules, if any) and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed or set forth by Seller with respect to the periods ended subsequent to June 30, 1999.

     "Seller Options" shall mean options to purchase shares of Seller Common Stock granted pursuant to the Seller Option Plan.

     "Seller Option Plan" shall mean the 1995 Stock Option and Incentive Plan of Seller, as in effect as of the date hereof.

     "Seller Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of Seller.

     "Seller Restricted Stock" shall mean Seller Common Stock subject to restrictions pursuant to the Seller Restricted Stock Plan.

     "Seller Restricted Stock Plan" shall mean the Recognition and Retention Plan of Seller, as in effect as of the date hereof.

     "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

     "Surviving Bank" shall have the meaning set forth in Section 5.13 hereof.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1  The Corporate Merger

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Seller in accordance with the provisions of Section 251 of the DGCL. Seller shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Corporate Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be as stated in the Certificate of Incorporation of Seller immediately prior to the Effective Time. Upon consummation of the Corporate Merger, the separate corporate existence of Merger Sub shall terminate.

     (b) From and after the Effective Time, the Corporate Merger shall have the effects set forth in Section 259 of the DGCL.

     (c) The Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

     (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time.

     (e) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

2.2  Effective Time; Closing

     The Corporate Merger shall become effective upon the occurrence of the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), unless a later date and time is specified as the effective time in such Certificate of Merger (the "Effective Time"). The Certificate of Merger of Delaware shall be duly prepared, executed and acknowledged by the Buyer and Seller in accordance with the GCL and in form and substance reasonably acceptable to the parties and their counsel. A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Corporate Merger specified in Article VI of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at such place and at such time as the parties may mutually agree upon. At the Closing, there shall be delivered to Buyer and to Seller the certificates and other documents required to be delivered under Article VI hereof. The Closing shall occur no earlier than January 1, 2000.


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



2.3  Treatment of Capital Stock

     Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any shareholder:

     (a) each share of Merger Sub issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically convert into a share of the Surviving Corporation and become an issued and outstanding or treasury share of the Surviving Corporation;

     (b) each share of Buyer Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and continue to be an identical issued and outstanding or treasury share of Buyer Common Stock;

     (c) each share of Seller Common Stock owned by Seller (including treasury shares) or the Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for the Merger Consideration or any other consideration; and

     (d) each share of Seller Common Stock (other than Dissenting Shares), issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into and become the right to receive $29.50 in cash without interest (the "Merger Consideration").

     (e) each outstanding share of Seller Common Stock awarded pursuant to the Seller Restricted Stock Plan that is unvested immediately prior to the Effective Time shall be canceled and converted into and become the right to receive the Merger Consideration. Each holder of such restricted shares, as a condition to the receipt of payment, shall be required to deliver his certificate or certificates representing such restricted shares to Buyer for cancellation and shall also be required to execute a cancellation agreement in the form attached hereto as Exhibit D.

2.4  Shareholder Rights; Stock Transfers

     At the Effective Time, holders of Seller Common Stock shall cease to be and shall have no rights as shareholders of Seller, other than to receive the consideration provided under Section 2.3 hereof. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be canceled against delivery of the Merger Consideration as herein provided.

2.5  Options

     Each holder of an option to purchase Seller Common Stock outstanding on the date hereof and remaining outstanding at the Effective Time shall receive from Buyer, as of the Effective Time, whether or not the option is then exercisable, a cash payment in an amount equal to the product of (i) the number of shares of Seller Common Stock subject to such option at the Effective Time and

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



(ii) the excess, if any, of $29.50 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Such cash payments shall be in consideration for, and shall result in, the settlement and cancellation of all such options. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute a cancellation agreement in substantially the form attached hereto as Exhibit D-1.

2.6  Exchange Procedures

     (a) Buyer shall designate an exchange agent, reasonably acceptable to Seller, to act as agent (the "Exchange Agent") for purposes of conducting the exchange procedure as described herein. As soon as practicable after the Effective Time, but no later than five business days following the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Seller Common Stock
(i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Seller Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Corporate Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Seller Common Stock in exchange for the Merger Consideration.

     (b) At or prior to the Effective Time, Buyer shall deliver to the Exchange Agent an amount of cash equal to the aggregate Merger Consideration.

     (c) Each holder of an outstanding certificate or certificates which prior thereto represented shares of Seller Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to prompt payment of the Merger Consideration, without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented Seller Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of only the right to receive the Merger Consideration, without interest. After the Effective Time, there shall be no further transfer on the records of Seller of certificates representing shares of Seller Common Stock and if such certificates are presented to Seller for transfer, they shall be cancelled against delivery of the Merger Consideration.

     (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders the certificate or certificates representing the shares of Seller Common Stock for exchange as provided in this
Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the certificate evidencing Seller Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) Any portion of the cash delivered to the Exchange Agent by Buyer pursuant to Section 2.6(b) that remains unclaimed by the shareholders of Seller for six months after the Effective Time shall be delivered by the Exchange Agent to the Buyer. Any shareholders of Seller who have not theretofore complied with
Section 2.6(c) shall thereafter look only to Buyer for the consideration deliverable in respect of each share of Seller Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Seller Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Seller Common Stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Buyer and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

2.7  Dissenting Shares

     (a) "Dissenting Shares" means any shares held by any holder of Seller Common Stock who becomes entitled to payment of the fair value of such shares under the DGCL. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration.

     (b) Seller shall give Buyer (i) prompt notice of any written objections to the Corporate Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

2.8  Additional Actions

     If, at any time after the Effective Time, Buyer shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer its right, title or interest in, to or under any of the rights, properties or assets of Seller acquired or to be acquired by Buyer as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Seller and its proper officers and directors shall be deemed to have granted to Buyer an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer are fully authorized in the name of Seller or otherwise to take any and all such action.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller  represents  and warrants to Buyer as follows,  except as Previously
Disclosed:

3.1  Capital Structure

     The authorized capital stock of Seller consists of 2,000,000 shares of Seller Common Stock and 500,000 shares of Seller Preferred Stock. As of the date hereof, 192,236 shares of Seller Common Stock are issued and outstanding, 4,497 shares of Seller Common Stock are held in treasury, and no shares of Seller Preferred Stock are issued and outstanding. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for Seller Options to acquire not more than 9,783 shares of Seller Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller.

3.2  Organization, Standing and Authority of Seller

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller. Seller is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. True and complete copies of the Certificate of Incorporation and Bylaws of Seller as in effect as of the date hereof have been Previously Disclosed.

3.3  Ownership of Seller Subsidiaries

     Seller has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Seller Subsidiary and identified Seller Bank as its only Significant Subsidiary. Except for (x) capital stock of Seller Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Seller does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Seller Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Seller free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Seller Subsidiaries and there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of such capital stock or other ownership interests.

3.4  Organization, Standing and Authority of Seller Subsidiaries

     Each of the Seller Subsidiaries is a savings bank, corporation or partnership duly organized, validly existing and, in the case of the non-savings bank subsidiaries, in good standing under the laws of the jurisdiction in which it is organized. Each of the Seller Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller. The deposit accounts of Seller Bank are insured by the SAIF to the maximum extent permitted by the FDIA and Seller Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. True and complete copies of the Charter and Bylaws of Seller Bank as in effect as of the date hereof have been Previously Disclosed.

3.5  Authorized and Effective Agreement

     (a) Seller has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of Seller's shareholders of this Agreement) to perform all of its respective obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller, except for the approval of this Agreement by Seller's shareholders. This Agreement has been duly executed and delivered by Seller and, assuming approval of this Agreement by Seller's shareholders, approvals of governmental and regulatory agencies, and due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, which is enforceable against Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof (i) does or will conflict with or result in a violation of any provisions of the Certificate of Incorporation or Bylaws of Seller or the equivalent documents of any Seller Subsidiary, subject to the deletion of
Section 8A of Seller Bank's Federal Stock Charter, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or an Seller Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or an Seller Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary.

     (c) To the knowledge of Seller, except for (i) the filing of applications and notices with and the approvals of the OTS, (ii) the approval of this Agreement and the transactions contemplated hereby by the requisite vote of the shareholders of Seller, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Corporate Merger, (iv) the filing of Articles of Combination with the OTS in connection with the Bank Merger, and (v) review of the Merger by the DOJ under federal antitrust laws, no prior consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Seller Bank in connection with (x) the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby, (y) the execution and delivery by Seller, as the Surviving Corporation, of the Plan of Liquidation, and the consummation of the transactions contemplated thereby and (z) the execution and delivery by Seller Bank of the Bank Merger Agreement and the consummation by Seller Bank of the transactions contemplated thereby.

     (d) As of the date hereof, neither Seller nor Seller Bank has knowledge of any circumstance or event relating to Seller or Seller Bank (including, without limitation, CRA compliance) which would prevent or limit all consents and approvals from being procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement and (ii) the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could have a Material Adverse Effect on Seller or Buyer.

3.6  Securities Documents and Regulatory Reports

     (a) From January 1, 1996 until May 19, 1999, Seller timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws, if applicable, and as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1996, each of Seller and Seller Bank has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Seller and Seller Bank by the OTS, neither Seller nor Seller Bank was required to correct or change any action, procedure or proceeding which Seller or Seller Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Seller.

3.7  Financial Statements

     (a) True and complete copies of Seller Financial Statements, which are accompanied by the audit reports of Henry & Peters, P.C., independent certified public accountants with respect to Seller, have been Previously Disclosed. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller, except as otherwise stated therein, as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of Seller, except as otherwise stated therein, for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Seller Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein or as may be required by the OTS. Interim statements shall be prepared in a manner consistent with past practices and may be subject to year end adjustments. The audits of Seller have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Seller and the Seller Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries.

     (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated balance sheets of Seller as of June 30, 1999 (including related notes), (ii) of liabilities incurred since June 30, 1999 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transactions contemplated by this Agreement, neither Seller nor any Seller Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Seller on a consolidated basis.

3.8  Material Adverse Change

     Since June 30, 1999, (i) Seller and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

3.9  Environmental Matters

     (a) To the Seller's knowledge, Seller and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary has received any communication alleging that Seller or a Seller Subsidiary is not in such compliance and, to the best knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the Seller's knowledge, none of the properties owned, leased or operated by Seller or a Seller Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on Seller.

     (c) To the Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Seller or a Seller Subsidiary or against any person or entity whose liability for any Environmental Claim Seller or a Seller Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on Seller.

     (d) Except in the ordinary course of its loan underwriting activities, Seller has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Seller Subsidiary as of the date hereof.

3.10 Tax Matters

     (a) Seller and its Subsidiaries have for tax years beginning with 1996 to present timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes shown to be due in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective

Time. Neither Seller nor any Seller Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller and its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. The federal, state and local income tax returns of Seller and its Subsidiaries have not been audited by the applicable tax authorities in the last seven years and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller or any Subsidiary as a result of such audits or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Seller or any Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any return is pending or, to the best of Seller's knowledge, threatened.

     (c) Neither Seller nor any Seller Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller or any Subsidiary (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11 Legal Proceedings

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of Seller, that are threatened against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary is a party to any order, judgment or decree which has a Material Adverse Effect on Seller.

3.12 Compliance with Laws

     (a) Each of Seller and the Seller Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on Seller; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Seller, no suspension or cancellation of any of the same is threatened.

     (b) Neither Seller nor any Seller Subsidiary is in violation of its respective Certificate of Incorporation, Charter or Bylaws, or to its knowledge any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including all regulatory capital requirements), securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on Seller; and neither Seller nor any Seller Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that Seller or any Seller Subsidiary is in violation of any of the foregoing which could have a Material Adverse Effect on Seller or, to the knowledge of Seller, on Buyer. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks or holding companies thereof issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

3.13 Certain Information

     None of the information relating to Seller and its Subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14 Employee Benefit Plans

     (a) Seller has Previously Disclosed all stock option, restricted stock, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Seller or any Seller Subsidiary (the "Seller Employee Plans"), whether written or oral, and Seller has Previously Disclosed accurate and complete copies of the same together with, in the case of qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto,
(ii) the most recent annual reports filed with any governmental agency with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

     (b) None of Seller, any Seller Subsidiary, any Seller Employee Plan constituting an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Seller Defined Benefit Plan") or, to the Seller's knowledge, any fiduciary of such Seller Defined Benefit Plan, has incurred any material liability to the PBGC or the IRS with respect to any such Seller Defined Benefit Plan. To the Seller's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Seller Defined Benefit Plan.

     (c) Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the IRS with respect to each Seller Defined Benefit Plan which is intended to qualify under
Section 401 of the Code to the effect that such Seller Defined Benefit Plan is qualified under Section 401 of the Code, and the trust associated with such Seller Defined Benefit Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the Seller's knowledge, is threatened to be revoked, and Seller does not have knowledge of any ground on which such revocation may be based. Neither Seller nor any Seller Subsidiary has any liability under any such Seller Defined Benefit Plan that is not reflected on the consolidated statement of financial condition of Seller at June 30, 1999 or the notes thereto included in Seller Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) To the Seller's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Seller.

     (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA, except as disclosed in the Seller Financial Statements; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Seller Defined Benefit Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Seller Defined Benefit Plan.

     (g) To Seller's knowledge, Seller Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

3.15 Certain Contracts

     (a) Neither Seller nor a Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by Seller or a Subsidiary (other than in the case of Seller Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Seller or a Subsidiary of any obligation, other than by Seller Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Seller or a Subsidiary,
(iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or a Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which Seller or a Subsidiary is obligated to indemnify any director, officer, employee or agent of Seller or a Subsidiary; (v) any agreement, arrangement or understanding to which Seller or a Subsidiary is a party or by which any of the same is bound which limits the freedom of Seller or a Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, or (vii) any agreement, arrangement or understanding which would be required to be disclosed in the Seller Financial Statements and which has not been so disclosed.

     (b) Neither Seller nor any Seller Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on Seller, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16 Brokers and Finders

     Neither Seller nor any Seller Subsidiary nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17 Insurance

     Each of Seller and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18 Properties

     All real and personal property owned by Seller or its Subsidiaries or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and its Subsidiaries in the ordinary course of business consistent with their past practices. Seller has good and indefeasible title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are de minimis in character, amount or extent and (iv) as reflected on the consolidated balance sheet of Seller as of June 30, 1999 included in the Seller Financial Statements. All real and personal property which is material to Seller's business on a consolidated basis and leased or licensed by Seller or a Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. All improved real property owned by Seller or its Subsidiaries is in compliance with all applicable zoning laws.

3.19 Labor

     No work stoppage involving Seller or a Subsidiary is pending or, to the knowledge of Seller, threatened. Neither Seller nor a Subsidiary is involved in or, to the knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Seller or a Subsidiary which could have a Material Adverse Effect on Seller. Employees of Seller and Seller Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the Seller's knowledge, there have been no efforts to unionize or organize any employees of Seller or any Seller Subsidiaries during the past five years.

3.20 Allowance for Loan Losses

     The allowance for loan losses reflected on Seller's consolidated balance sheet included in the June 30, 1999 Seller Financial Statements is, or will be in the case of subsequently delivered Seller Financial Statements, as the case may be, in the opinion of Seller's management, adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries; provided, however, that nothing in this Agreement is an assurance or guarantee of the collectability of the Seller Bank's loans. The real estate owned reflected on the consolidated balance sheet included in the June 30, 1999 Seller Financial Statements is, or will be in the case of subsequently delivered Seller Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

3.21 Year 2000 Compliant

     To Seller's knowledge, all hardware, firmware, software and computer systems of Seller and its Subsidiaries are or will be Year 2000 Compliant (as defined below) and shall continue to substantially function in accordance with their intended purpose without material error or material interruption during and after the year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the hardware, firmware, software and computer systems of Seller and its Subsidiaries (i) will address, produce, store and calculate all material data involving dates beginning with January

1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression data based functions; and (ii) will provide that all material date-related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year.

3.22 Fairness Opinion

     Seller has received an opinion from Charles Webb & Company to the effect that, as of the date hereof, the consideration to be received by shareholders of Seller pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.23 Disclosures

     None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer  represents  and warrants to Seller as follows,  except as Previously
Disclosed:

4.1. Capital Structure

     The authorized capital stock of Buyer consists of 5,500,000 shares of Buyer Common Stock and 500,000 shares of Buyer Preferred Stock. As of the date hereof, 1,294,420 shares of Buyer Common Stock are issued and outstanding, 590,072 shares of Buyer Common Stock are held in treasury, and no shares of Buyer
Preferred Stock are issued and outstanding. All outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Buyer Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for Buyer Options to acquire not more than 147,276 shares of Buyer Common Stock as of the date hereof there are no Rights authorized, issued or outstanding with respect to the capital stock of Buyer.

4.2  Organization, Standing and Authority of Buyer

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Buyer. Buyer is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder.

4.3  Ownership of Buyer Subsidiaries

     Buyer has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Buyer Subsidiary and identified Buyer Bank as its only Significant Subsidiary. Except for (x) capital stock of Buyer Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Buyer does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Buyer Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Buyer free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Buyer Subsidiaries and there are no agreements, understandings or commitments relating to the right of Buyer to vote or to dispose of such capital stock or other ownership interests.

4.4  Organization, Standing and Authority of Buyer Subsidiaries

     Each of the Buyer Subsidiaries is a savings institution, corporation or partnership duly organized, validly existing and, in the case of the non-savings institution subsidiaries, in good standing under the laws of the jurisdiction in which it is organized. Each of the Buyer Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Buyer. The deposit accounts of Buyer Bank are insured by the SAIF to the maximum extent permitted by the FDIA and Buyer Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder.

4.5  Authorized and Effective Agreement

     (a) Buyer has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its respective obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming approval of this Agreement by governmental and regulatory agencies, and due authorization, execution and delivery by Seller constitutes a legal, valid and binding obligation of Buyer, which is enforceable against Buyer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby nor compliance by Buyer or with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Buyer or the equivalent documents of any Buyer Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer or any Buyer Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary.

     (c) To the knowledge of Buyer, except for (i) the filing of applications and notices with and the approval of the OTS and the FDIC, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Corporate Merger, (iii) review of the Merger by the DOJ under federal antitrust laws, (iv) the filing of Articles of Combination with the OTS in connection with the Bank Merger, and (v) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer or Buyer Bank in connection with (x) the execution and delivery by Buyer of this Agreement, and the consummation by Buyer and Buyer Bank of the transactions contemplated hereby, (y) the execution and delivery by Buyer of the Plan of Liquidation, and the consummation of the transactions contemplated thereby, and (z) the execution and delivery by Buyer Bank of the Bank Merger Agreement and the consummation by Buyer Bank of the transactions contemplated thereby.

     (d) As of the date hereof, neither Buyer nor Buyer Bank has knowledge of any circumstance or event relating to Buyer or Buyer Bank (including, without limitation, CRA compliance) which would prevent or limit all consents and approvals from being procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement and (ii) the continuation by the Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, could have a Material Adverse Effect on Seller or Buyer.

4.6  Securities Documents and Regulatory Reports

     (a) Since January 1, 1996, Buyer has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1996, each of Buyer and Buyer Bank has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Buyer and Buyer Bank by the OTS, neither Buyer nor Buyer Bank was required to correct or change any action, procedure or proceeding which Buyer or Buyer Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Buyer.

4.7  Financial Statements

     (a) Buyer has previously delivered or made available to Seller accurate and complete copies of the Buyer Financial Statements, which are accompanied by the audit reports of Bryant & Welborn. L.L.P., independent certified public accountants with respect to Buyer. The Buyer Financial Statements, as well as the Buyer Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Buyer as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Buyer Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Buyer have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Buyer and the Buyer Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Buyer and its Subsidiaries.

     (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated balance sheets of Buyer as of September 30, 1998 (including related notes), (ii) of liabilities incurred since September 30, 1998 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transactions contemplated by this Agreement, neither Buyer nor any Buyer Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Buyer on a consolidated basis.

4.8  Material Adverse Change

     Since September 30, 1998, (i) Buyer and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

4.9  Legal Proceedings

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of Buyer, that are threatened against Buyer or any of its Subsidiaries or against any asset, interest or right of Buyer or any of its Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on Buyer. Neither Buyer nor any Buyer Subsidiary is a party to any order, judgment or decree which has a Material Adverse Effect on Buyer.

4.10 Certain Information

     None of the information relating to Buyer and its subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.11 Brokers and Finders

     Neither Buyer nor any Buyer Subsidiary, nor any of their respective directors or officers, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.12 Ownership of Seller Common Stock

     As of the date hereof, neither Buyer nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Seller Common Stock which in the aggregate represent 5% or more of the outstanding shares of Seller Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties or shares taken in consideration of debts previously contracted).

4.13 Disclosures

     None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

4.14 Financial Resources

     Buyer has the financial wherewithal and has, or will have prior to the Effective Time, sufficient funds to perform its obligations under this Agreement. Buyer and Buyer Bank are, and will be immediately following the Merger, in material compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction over them.

4.15 Certain Information

     None of the information relating to Buyer and its Subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.16 Year 2000 Compliant.

     To Buyer's knowledge, all hardware, firmware, software and computer systems of Buyer and its Subsidiaries are or will be Year 2000 Compliant and shall continue to function in accordance with their intended purpose without material error or material interruption during and after the year 2000.


                                    ARTICLE V
                                    COVENANTS

5.1  Reasonable Best Efforts

     Subject to the terms and conditions of this Agreement, each of Seller and Buyer (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable consummation of the Merger as promptly as reasonably practicable, it being the intention of the parties that the Liquidation and the Bank Merger be consummated following the Effective Time in accordance with Sections 5.12 and
5.13 hereof, and (ii) shall cooperate fully with each other to that end. Seller shall use its reasonable best efforts in good faith to cause the Federal Stock Charter of Seller Bank to be amended to delete
Section 8A thereof prior to the Effective Time.

5.2  Shareholder Meeting

     Seller shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of Seller will recommend that the shareholders of Seller approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3  Regulatory Matters

     (a) The parties hereto shall promptly cooperate with each other in the preparation of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 of this Agreement. Each of Buyer and Seller shall use its reasonable best efforts to have the Proxy Statement in appropriate form for mailing as promptly as practicable and thereafter Seller shall promptly mail to its shareholders the Proxy Statement.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within 30 days after the date hereof or as soon as thereafter as reasonably practicable all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank to any Governmental Entity in connection with the transactions contemplated hereby.

     (d) Buyer and Seller shall promptly furnish each other with copies of written communications received by Buyer or Seller, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4  Investigation and Confidentiality

     (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party upon such other party's reasonable request all books, papers and records relating to the assets, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

     (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

     Without limiting the foregoing, Buyer, on behalf of itself, its Subsidiaries, Affiliates and representatives, acknowledges and agrees that the information provided by Seller and its Subsidiaries is subject to the terms of that confidentiality letter agreement ("Confidentiality Agreement") dated June 2, 1999 between Seller and Buyer, and by the execution and delivery of this Agreement, Buyer, its Subsidiaries, Affiliates and representatives ratify, confirm and fully adopt the terms of the

Confidentiality Agreement in full as of its original date. A copy of the Confidentiality Agreement has been Previously Disclosed and made apart hereof for all purposes.

5.5  Press Releases

     Buyer and Seller shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6  Business of the Parties

     (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve its business organization and that of Seller Bank intact, (y) keep available to itself the present services of the employees of Seller and Seller Bank and (z) preserve for itself and Buyer the goodwill of the customers of Seller and Seller Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Buyer or as expressly contemplated hereby, between the date hereof and the Effective Time, Seller will not, and will cause each Seller Subsidiary not to:

          (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock; provided, however, that nothing contained herein shall be deemed to affect the ability of a Subsidiary to pay dividends on its capital stock to Seller;

          (ii) issue any shares of its capital stock, other than upon exercise of Seller Options referred to in Section 3.1 hereof, or issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (iii) amend its Certificate of Incorporation, Bylaws or similar organizational documents, other than as contemplated by Section 5.1 hereof; impose, or suffer the imposition on any share of stock or other ownership interest held by Seller in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

          (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (ii) as may be required by law, (iii) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities; (iv) for bonuses (e.g., Christmas or annual bonuses) and fringe benefits consistent with past practice; and (v) as contemplated by this Agreement.

          (v) enter into or, except as may be required by law and for amendments contemplated by Section 5.11 hereof, modify any Seller Employee Plan or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any Seller Defined Benefit Plan or the Seller ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices);

          (vi) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Seller or a Subsidiary or guarantee by Seller or any Seller Subsidiary of any such obligation, except in the case of Seller Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that Seller and Seller Bank may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by Seller or Seller Bank at will without liability, other than as required by law, provided that the Seller Bank may cancel the Employment Agreement; or (z) any contract, agreement or understanding with a labor union;

          (vii) change its method of accounting in effect for the year ended June 30, 1999, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the immediately preceding tax year, except as required by changes in laws or regulations;

          (viii) make any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, and other than expenditures necessary to maintain existing assets in good repair; or enter into any new lease of real property or any new lease of personal property providing for annual payments exceeding $15,000;

          (ix) file any applications or make any contract with respect to branching or site location or relocation;

          (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

          (xi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

          (xii) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

          (xiii) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

          (xiv) take any action that would result in any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied; or

          (xv) agree to do any of the foregoing.

          Nothing contained in this Section 5.6(a) is intended to influence the general management or overall operations of the Seller or its Subsidiaries in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced, if required, in compliance therewith.

     (b) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not, and shall cause each Buyer Subsidiary not to:

          (i) take any action that would result in any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

          (ii) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization, or business combination of the Buyer or its Subsidiaries; or

          (iii) agree to do any of the foregoing.

     (c) Seller shall promptly notify Buyer in writing of any matter or event known to and directly involving Seller or any Seller Subsidiary that is reasonably likely to result in a Material Adverse Effect on Seller or impair the ability of Seller to consummate the transactions contemplated herein. Buyer agrees that, within thee business days of receipt of all relevant information regarding the matter or event, it will advise Seller whether, on an individual basis or on a cumulative basis to date, Buyer believes that such occurrence has resulted in a Material Adverse Effect.

5.7  Certain Actions

     (a) Each of Seller and Seller Bank agrees (i) that neither it nor any of its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal (as defined herein) (including, without limitation, any Acquisitions Proposal to its stockholders) or, except as may be required in the exercise of the fiduciary duties of the Board of Directors of the Seller to the Seller or its shareholders after receiving advice from outside counsel and in response to an unsolicited request therefor by a person who a majority of the Board of
Directors  of the Seller  believes  intends to submit a  Superior  Proposal  (as defined below), engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; and (ii) that it will cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this
Section 5.7; provided, however, that nothing contained in this Section 5.7 shall prohibit the Seller or its Board of Directors from taking and disclosing to the Seller's shareholders a position with respect to a tender offer by a third party or from making such disclosure to the Seller's shareholders which, in the judgment of the Board of Directors of the Seller after receiving advice of outside counsel, may be required under applicable law. From and after the execution of this Agreement, each of Seller and Seller Bank shall immediately advise Buyer in writing of the receipt, directly or indirectly, of any inquiries, discussion, negotiations, or proposals, whether oral or written, relating to an Acquisition Proposal (including the specific terms thereof and the identity of the other party or parties involved) and furnish to Buyer within 24 hours of such receipt an accurate description of all material terms (including any changes or adjustment to such terms as a result of negotiations or otherwise) of any such inquiry, discussion, negotiation or proposal in addition to any information provided to any third party relating thereto. In addition, each of the Seller and Seller Bank shall immediately advise Buyer, in writing, if the Board of Directors of the Seller or Seller Bank shall make any determination as to any Acquisition Proposal.

     (b) For purposes of this Agreement: (i) "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 25% or more of any class of equity securities of Seller or Seller Bank, any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Seller or Seller Bank, any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Seller or Seller Bank, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement or which would reasonably be expected to dilute materially the benefits to Buyer, Buyer Bank or Merger Sub of the transactions contemplated hereby; and (ii) "Superior Proposal" means an Acquisition Proposal which a majority of the disinterested directors of Seller determines in its good faith judgment (based on advice of Seller's independent financial advisor) to be more favorable to the shareholders of Seller than the Merger.

5.8  Current Information

     During the period from the date hereof to the Effective Time, each of Buyer and Seller shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, Buyer and Seller will deliver to the other party all reports filed by them under the Exchange Act or made available to stockholders. Buyer and Seller also will deliver to the other party each report filed by them with the OTS concurrently with the filing of such report.

5.9  Indemnification; Insurance

     (a) From and after the Effective Time through the sixth anniversary of the Effective Time, Buyer (the "Indemnifying Party") shall indemnify and hold harmless any present or former director or officer of Seller and each Seller Subsidiary (the "Indemnified Parties"), with respect to any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, matter, proceeding or investigation, whether, civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated herein), if first asserted or claimed prior to the date hereof and Previously Disclosed, if first asserted or claimed between the date hereof and the Effective Time and disclosed pursuant to Section 5.16 hereof or if first asserted or claimed after the Effective Time, to the fullest extent, if any, that such Indemnified Party would have been entitled to indemnification by Seller or any Seller Subsidiary under the Certificate of Incorporation, Charter or Bylaws of Seller or any Seller Subsidiary as Previously Disclosed; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim, and provided, further, that nothing contained herein shall extend or be deemed a waiver of any applicable statute of limitations in respect of any claim or claim for indemnification. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Certificate of

Incorporation, Charter or Bylaws of Seller or any Seller Subsidiary, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect.

     (b) Any Indemnified Party wishing to claim indemnification under Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest) in accordance with the obligations set forth in
Section 5.9(a) hereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) Buyer shall maintain Seller's existing directors' and officers' liability insurance policy (or purchase a tail insurance policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by Seller and Seller Subsidiaries for a period of three years following the Effective Time; provided, however, that in no event shall the Seller be required to expend on an annual basis more than 150% of the amount paid by Seller and Seller Subsidiaries on an annual basis as of the date hereof for such insurance coverage (the "Insurance Amount") to maintain or procure such insurance coverage, and further provided that if Buyer is unable to maintain or obtain the insurance called for hereby, Buyer shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount. At the request of Buyer, Seller shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

     (d) In the event that the Buyer or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10 Conforming Accounting and Reserve Policies; Restructuring Expenses

     At the request of Buyer, Seller shall cause Seller Bank, immediately prior to the Effective Time and after satisfaction or waiver of the conditions precedent set forth in Article VI hereof, to establish and take such reserves and accruals as Buyer reasonably shall request to conform Seller Bank's loan, accrual, reserve and other accounting policies to the policies of Buyer Bank, provided however, (i) such requested conforming adjustment shall not be taken into account in determining whether Seller has experienced a Material Adverse Effect, and (ii) Seller shall not be required to take any such action that is not consistent with GAAP. No reserves, accruals or charges taken in accordance with this Section 5.10 may be a basis to assert a violation or a breach of a representation, warranty or covenant of Seller herein or constitute a Material Adverse Effect.

5.11 Employees and Employee Benefit Plans

     (a) It is the intention of Buyer that within a reasonable period of time following the Effective Time (a) it will provide former full time employees of Seller or Seller Bank who remain employed by Buyer following the Effective Time with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of Buyer, (b) any such employees will receive credit for years of service with Seller or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting (but not for the purpose of accrual of benefits or allocation of employer contributions) and
(c) Buyer shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any Seller Employee Plan) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

     (b) Buyer Bank shall have entered into an employment agreement and non-competition agreement in the form of Exhibit E attached hereto and hereby made a part hereof with Gary P. Cooper, who shall have cancelled and terminated his current employment agreement with Seller Bank for a payment of $150,000. Immediately prior to the Effective Time, Seller Bank shall pay such cancellation amount and, if Mr. Cooper so desires, it shall also assign to Mr. Cooper the life insurance/annuity policy it holds on his life for a price equal to the greater of the policy's then-current book value to Seller Bank or the cash value of such policy.

     (c) In the sole discretion of the Buyer or a Buyer Subsidiary, as applicable, payments made by it in full and complete satisfaction of obligations of Seller or Seller Bank under any Seller Employee Plan or under any agreement referred to in Disclosure Schedule 5.11(d) hereto shall be subject to the recipient's delivery to the Buyer or a Buyer Subsidiary, as applicable, of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Seller Bank, the Buyer or any Buyer Subsidiary, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or agreement, as applicable.

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



     (d) (i) Prior to the Effective Time, the Seller's employee stock ownership plan ("ESOP") may be amended to provide for (y) full vesting of benefits by participants; and (z) elimination of the requirement for a participant to be employed on the last day of the year to receive an employer contribution, other annual additions or allocations, in each case effective as of the Effective Time Seller shall make no other amendments to the ESOP without the prior written consent of Buyer and shall only make additional contributions to the ESOP at levels consistent with prior practice and applied to the ESOP indebtedness (the "ESOP Debt").

     (ii) Any cash received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Seller Common Stock shall be applied by the trustee to the repayment of the ESOP Debt. The balance of the cash, if any, received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Seller Common Stock shall be allocated to the accounts of all participants in the ESOP who have accounts remaining under the ESOP (whether or not the participants are then actively employed) and beneficiaries in proportion to the account balances of the participants and beneficiaries as they existed as of the Effective Time (and, if required, to the accounts of former participants or their beneficiaries) as investment earnings of the ESOP, except to the extent that any portion of the balance of the cash received by the ESOP trustee would be subject to the limitations of Section 415 of the Code for that year. Prior to the allocation contemplated by the preceding sentence, the administrative and other authority previously exercised with respect to the ESOP by the board of directors of Seller or Seller's Subsidiaries shall be exercised solely by a committee appointed by the board of directors of Seller and in place under the terms of the ESOP at the Effective Time (the "Committee"), which authority shall include the authority to appoint and remove trustees of the ESOP. If the ESOP is required to be maintained for a transition period after the Effective Time in order to fully allocate to participants the cash received in the Merger with respect to unallocated shares of Seller Common Stock, Buyer agrees to cause the ESOP to be so continued for a period of up to 24 months after the Effective Time for the benefit of its participants to the extent permitted by ERISA, the Code, and other applicable laws and regulations; provided, however, in such event the ESOP shall be amended, effective as of the Effective Time, to provide that there shall be no new participants in the plan on or after the Effective Time. Upon the making of all allocations in this Agreement, the ESOP shall be terminated and the account balances therein will be distributed to participants or their beneficiaries, with the right of tax-free roll-over, to the extent permitted by law, to an individual retirement account or another tax-qualified plan of Buyer, at the election of the distributee. As a condition to any distributions, Buyer may secure a favorable determination letter for termination from the IRS relating to that termination and distribution. If a determination letter is secured, all distributions will be made in strict compliance therewith. Notwithstanding the foregoing: (y) Seller shall be entitled to file with the IRS an application, at any time prior to the Effective Time, for an advance determination letter relating to termination of the ESOP and/or the methodology for allocating proceeds; and (z) if at the expiration of the full transition period for continued maintenance of the ESOP there remain unallocated proceeds, then Buyer may take any action it deems appropriate with respect to the ESOP, including (but not limited to) terminating the ESOP and making distributions therefrom or merging the ESOP into another Buyer tax-qualified plan.

     (e) The Bank 401(k) shall be terminated at or prior to the Effective Time in accordance with applicable law and in a manner that will not result in the imposition of any liability or responsibility upon the Buyer or any of its Subsidiaries.

     (f) Any separate agreement entered into by the Buyer and the Seller on the date hereof relating to employee benefits is incorporated herein by reference and shall be deemed a part of this Agreement.

5.12 Liquidation

     Buyer and Seller shall take, and shall cause their Subsidiaries to take, all necessary and appropriate actions, including causing Seller, as the Surviving Corporation, to enter into the Plan of Liquidation, to cause Seller, as the Surviving Corporation, to merger with and liquidate into Buyer immediately after the Corporate Merger, or at such other time thereafter as may be determined by Buyer in its sole discretion. Buyer shall be the surviving corporation in the Liquidation (the "Liquidation Surviving Corporation"), and shall continue its existence under the laws of the State of Delaware. The name of the Liquidation Surviving Corporation shall be East Texas Financial Services, Inc. The directors and executive officers of the Liquidation Surviving Corporation upon consummation of the Liquidation shall be the directors and executive officers of Buyer immediately prior to the consummation of the Liquidation. Upon consummation of the Liquidation, the separate corporate existence of Seller, as the Surviving Corporation, shall cease.

5.13 Bank Merger

     Buyer and Seller shall take, and shall cause their subsidiaries to take, all necessary and appropriate actions, including causing Seller Bank and Buyer Bank to enter into the Bank Merger Agreement, to cause Seller Bank to merge with and into Buyer Bank immediately after the Liquidation, or at such other time thereafter as may be determined by Buyer in its sole discretion. Buyer Bank shall be the surviving bank in the Bank Merger (the "Surviving Bank"), and shall continue its existence under the laws of the United States as a wholly-owned subsidiary of the Buyer. In the Bank Merger, the issued and outstanding shares of common stock of Seller Bank (representing the only issued and outstanding shares of its capital stock) will be exchanged for a number of shares of Buyer Bank common stock representing the fair market value of Seller Bank immediately prior to the consummation of the Bank Merger and such shares of Buyer Bank common stock received in the exchange shall be distributed to Buyer. The name of the Surviving Bank shall be First Federal Savings and Loan Association of Tyler. The directors and executive officers of the Surviving Bank upon consummation of the Bank Merger shall be the directors and executive officers of Buyer Bank immediately prior to the consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate existence of Seller Bank shall cease.

5.14 Organization of Merger Sub

     Buyer shall cause Merger Sub to be organized under the DGCL as soon as practicable hereafter. Following the organization, the Board of Directors of Merger Sub shall approve this

Agreement and the transactions contemplated hereby, whereupon Merger Sub shall become a party to, and be bound by, this Agreement.

5.15 Integration of Policies

     During the period from the date hereof to the Effective Time, Seller and Seller Bank shall, and shall cause their directors, officers and employees to, and shall make all reasonable efforts to cause their respective data processing service providers to, cooperate and assist Buyer in connection with an electronic and systematic conversion of all applicable data regarding Seller to Buyer's system of electronic data processing. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller and Seller Bank employees in Buyer's system of electronic data processing.

5.16 Disclosure Supplements

     From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.17 Failure to Fulfill Conditions

     In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or any of the other transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay consummation of such transactions.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1  Conditions Precedent - Buyer and Seller

     The respective obligations of Buyer and Seller to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

     (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger and the other transactions contemplated hereby shall have been duly and validly taken by Buyer, Merger Sub and Seller, including without limitation adoption of this Agreement by the requisite vote of the shareholders of Seller.

     (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the consummation of the Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer, Buyer Bank, Seller and Seller Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

     (c) None of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Corporate Merger, the Liquidation, the Bank Merger or the other transactions contemplated hereby.

6.2  Conditions Precedent - Seller

     The obligations of Seller to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to Section 7.4 hereof.

     (a) The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date. Notwithstanding the preceding sentence, except for the representations and warranties contained in Section 4.15; any inaccuracies in the representations and warranties of Buyer shall not prevent the satisfaction of the condition contained in this Section 6.2(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, represent a Material Adverse Effect on Buyer. In applying the preceding sentence, the determination of whether a representation and warranty of Buyer is inaccurate shall be made without regard to any language in Article IV which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

     (b) Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

     (c) Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

     (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

     (e) Buyer shall have furnished Seller with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

6.3  Conditions Precedent - Buyer

     The obligations of Buyer to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof.

     (a) The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date. Notwithstanding the preceding sentence, except for the representations and warranties contained in the second and fourth sentences of Section 3.1 and in Section 3.13, any inaccuracies in the representations and warranties of Seller shall not prevent the satisfaction of the condition contained in this Section 6.3(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, represent a Material Adverse Effect on Seller. In applying the preceding sentence, the determination of whether a representation and warranty of Seller is inaccurate shall be made without regard to any language in Article III which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

     (b) Seller shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

     (c) Seller shall have delivered to Buyer a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

     (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

     (e) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

     (f) No more than 10% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

     (h) The Federal Stock Charter of Seller Bank shall have been amended to delete Section 8A thereof.

     (g) Buyer shall have received a letter of resignation from each director of Seller and Seller Bank effective as of the Effective Time.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1  Termination

     This Agreement may be terminated:

     (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the Boards of Directors of the parties hereto;

     (b) at any time on or prior to the Effective Time, by Buyer in writing if Seller has, or by Seller in writing if Buyer has, in any material respect, breached any material covenant or undertaking contained herein or any representation or warranty contained herein, in any case if such breach would have a Material Adverse Effect on the party and has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

     (c) at any time, by either Buyer or Seller in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger or the other transactions contemplated hereby is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement;

     (d) by either Buyer or Seller in writing if the Effective Time has not occurred by the close of business on June 30, 2000, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date; and

      (e) by Seller if, prior to the Effective Time, any person has made a bona fide proposal relating to an Acquisition Proposal, or has commenced a tender or exchange offer for the Seller Common Stock, and the Board of Directors of Seller determines in good faith (i) after consultation with its financial advisors, that such transaction constitutes a Superior Proposal and (ii) after having received the advice of outside legal counsel to Seller, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the fiduciary duties of the Board of Directors of Seller under applicable law;

     (f) by Buyer, if the Board of Directors of Seller shall have (i) failed to recommend to the holders of the Seller Common Stock that they approve and adopt this Agreement (the "Stockholder Acceptance"), (ii) withdrawn or modified its approval or recommendation of this Agreement and the Corporate Merger, (iii) shall have approved or recommended an Acquisition Proposal, (iv) shall have resolved to effect any of the foregoing or (v) shall have otherwise taken steps to impede the Stockholder Acceptance;

       (g) at any time, by either Buyer or Seller, if the shareholders of Seller do not approve this Agreement;

      For purposes of this Section 7.1, termination by Buyer also shall be deemed to be termination on behalf of the Merger Sub.

7.2  Effect of Termination

     In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and expenses and the termination fees set forth in Section 8.1, and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b),
(c), (d) or (e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3  Survival of Representations, Warranties and Covenants

     Except as expressly provided herein, all representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.9, 5.11, 5.12 and 5.13 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Buyer or Seller (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Buyer or Seller.

     Except as and to the extent set forth in Article III hereof, the Seller makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Buyer (including, but not limited to, any opinion, information or advice which may have been provided to Buyer by any officer, stockholder, director, employee, agent, consultant, attorney or representative of the Seller or the Seller Subsidiaries or any of its Affiliates). Buyer acknowledges and affirms that it has had full access to the Securities Documents of the Seller and other information regarding Seller and that Buyer has made its own independent investigation, analysis, evaluation and verification of Seller and the Seller Subsidiaries, their business, assets, properties, operations and their financial condition.

7.4  Waiver

     Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Seller have approved this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of Seller Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5  Amendment or Supplement

     This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of their respective Board of Directors.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1  Expenses; Termination Fees

     (a) Subject to Section 8.1(b), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.


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



     (b) In the event that (i) this Agreement is terminated pursuant to Section 7.1(e), (f) or (g), and (ii) in the case of a termination pursuant to Section 7.1(g), any person (other than Buyer) shall have made, or proposed, communicated or disclosed in any manner which is or otherwise becomes public an Acquisition Proposal prior to any meeting at which the shareholders of Seller are to vote upon this Agreement, then the Seller shall promptly pay Buyer a termination fee of $275,000.

8.2  Entire Agreement

     This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9 and 5.11 hereof.

8.3  No Assignment

     None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4  Notices

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

     If to Buyer:

                  East Texas Financial Services, Inc.
                  1200 South Beckham Avenue
                  Tyler, Texas 75701
                  Attn:    Gerald Free
                           President and Chief Executive Officer
                  Fax:     (903) 593-1094

     With a required copy to:

                  Silver, Freedman & Taff, L.L.P.
                  1100 New York Avenue, N.W.
                  Washington, DC  20005
                  Attn:    Martin L. Meyrowitz, P.C.
                           James S. Fleischer, P.C.
                  Fax:     (202) 682-0354

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



     If to Seller:

                  Gilmer Financial Services, Inc.
                  P.O. Box 1808
                  218 West Cass Street
                  Gilmer, Texas  75644
                  Attn:    Gary P. Cooper
                           President
                  Fax:     (903) 843-5331

     With a required copy to:

                  Selman & Munson
                  111 Congress Avenue
                  Suite 1000
                  Austin, Texas 78701
                  Attn:    Jack Selman, Esq.
                  Fax:     (512) 505-5956

or to such other address as the person to whom the notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

8.5  Alternative Structure

     Notwithstanding any provision of this Agreement to the contrary, Buyer may, with the written consent of Seller, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of Seller set forth herein, provided that (i) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of Buyer set forth in Sections 6.1 and
6.3 hereof.

8.6  Interpretation

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7  Counterparts

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


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



8.8  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction. Any action, suit or proceeding arising out of, based on or in connection with this Agreement or the other transactions contemplated hereby may be brought only in any Smith County, Texas court having jurisdiction over the subject matter hereof, provided that the parties specifically agree that such jurisdiction shall be proper in, among other courts, the United States District Court for the Eastern District of Texas, and each party covenants and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereby may not be enforced in or by such court. The parties contractually agree that venue for any cause of action arising out of this Agreement shall be in Smith County, Texas. The parties agree that this is a "qualified transaction" in accordance with Section 35.51 of the Texas Business and Commerce Code and bears a reasonable relationship to the State of Texas.

8.9  Limitation on Liability

     Notwithstanding the provisions of this Agreement, the maximum liability of the Seller for all losses, claims, damages or expenses under this Agreement or any related document or instrument or otherwise shall not exceed $350,000.

8.10 Time of Essence

     Time is of the essence in the performance of the obligations stated herein.

8.11 Attorneys Fees

     If any action at law, in equity or by arbitration, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees from the other party, which fees may be set by the court in the trial or the arbitrator of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

8.12 Severability

     If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such declaration shall not affect the validity of the remaining provisions.

8.13 Delivery by Facsimile


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



     This Agreement shall become effective upon execution and delivery hereof by all the parties hereto; delivery of this Agreement may be made by facsimile to the parties with original copies promptly to follow by overnight courier.

8.14 Exhibits

     Each and all of the Exhibits referred to herein and attached hereto are hereby incorporated into this Agreement for all purposes as fully as if set forth herein. The Exhibits include Exhibits "A" through "E."

8.15 Arbitration

     Any controversy or claim arising out of this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. The arbitration agreement as set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further, the arbitrator(s) shall have power to enter such orders by way of interim award, and they shall be enforceable in court. The place of such arbitration shall be in Dallas County, Texas.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                       GILMER FINANCIAL SERVICES, INC.
Attest:



/s/ Sheri Parish                       By: /s/ Gary P. Cooper
----------------                           ------------------
Sheri Parish                               Gary P. Cooper
Secretary                                  President


                                       EAST TEXAS FINANCIAL SERVICES, INC.

Attest:



/s/ Sandra J. Allen                    By: /s/ Gerald W. Free
-------------------                        ------------------
Sandra J. Allen                            Gerald W. Free
Secretary                                  President



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